SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 Park Avenue South 16th FL, New York, NY 10010
Address of principal executive offices

Registrant’s telephone number, including area code: (212) 518-8474

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 25, 2010, we converted our senior secured convertible promissory notes (the “Bridge Notes”) in the aggregate principal amount of $750,000 that were previously issued to ten accredited investors into common stock.  The Bridge Notes provided for a conversion rate of one share per $0.465 of principal and interest.  These conversion terms effectively represent a 25% discount to the purchase price per share in the Offering.  As such, we issued 1,612,903 shares of our common stock to the note holders.

On September 16, 2010 in order to fully satisfy the obligations contained in the Bridge Notes, the Company has issued 7,830 shares of its common stock as payment on the accrued interest of the principal balance to the note holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: September 21, 2010